Exhibit 99.1

PURE Bioscience Reports Fiscal Second Quarter 2026

Financial Results

EL CAJON, Calif. – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter ended January 31, 2026.

Summary of Results – Fiscal Second Quarter Operations

●	Net product sales were $443,000 and $391,000 for the fiscal second quarters ended January 31, 2026 and 2025, respectively. The increase of $52,000 was attributable to increased sales across our end-user network.
●	Net loss for the fiscal second quarter ended January 31, 2026 was $785,000, compared to $798,000 for the fiscal second quarter ended January 31, 2025. During the current quarter, selling, general and administrative expenses decreased by $24,000 due to reductions in board fees and personnel costs. These reductions were offset by increased interest expense related to the Company’s notes payable balance.
●	Net loss, excluding share-based compensation, for the fiscal second quarter ended January 31, 2026, was $727,000, compared to $771,000 for the fiscal second quarter ended January 31, 2025.
●	Net loss per share was ($0.01) for the fiscal second quarters ended January 31, 2026 and 2025, respectively.

Summary of Results – Prior Six Months

●	Net product sales were $1,150,000 and $946,000 for the six months ended January 31, 2026 and 2025, respectively. The increase of $204,000 was attributable to increased sales across our end-user network.
●	Net loss for the six months ended January 31, 2026 was $1,249,000, compared to $1,487,000 for the six months ended January 31, 2025. Selling, general and administrative expenses decreased by $162,000 due to reductions in board fees and personnel costs. These reductions were offset by increased interest expense related to the Company’s notes payable balance.
●	Net loss, excluding share-based compensation, for the six months ended January 31, 2026, was $1,157,000, compared to $1,403,000 for the six months ended January 31, 2025.
●	Net loss per share was ($0.01) for the six months ended January 31, 2026 and 2025, respectively.

Business Update

●	We received the long-awaited USDA Biobased Product Certification on our new product, PURE Clean.
●	We expect to officially launch PURE Clean and fulfill pre-orders in the fiscal third quarter.
●	PURE continues to validate and roll out our new in-plant dairy applications through testing and trial at Cal Poly San Luis Obispo.
●	We began a new marketing campaign directly targeting dairy farmers, which highlights our new membrane and pasteurizer treatments.
●	We started exploring new opportunities with our key partner, Quip Laboratories, in the biomedical space, a new vertical market.
●	Our distribution partner, Bonsai, is leveraging its online platform to expand promotion and sales of PURE products with the business-to-business janitorial and sanitation market, while strategically broadening consumer access.
●	PURE has seen continued growth in the sale of products and equipment in the transportation industry, facilitated by the development of new equipment specifically designed for trailer treatments.

Tim Steffensmeier, Vice President of Sales, stated, “The Company is advancing with disciplined execution. We are converting in-plant validations into recurring commercial programs, deepening our presence within the food and beverage vertical, and preparing to launch PURE Clean following its USDA BioPreferred® Program certification. At the same time, we are strategically expanding into the food transportation sector and the biomedical space through focused partnerships, while positioning PURE solutions for broader market accessibility through complementary channels. Our priority is clear - accelerate adoption, diversify with intention, and expand market reach to drive sustained revenue growth.”

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing our proprietary antimicrobial products, primarily in the food and beverage industry. We provide solutions to combat the health and environmental challenges posed by pathogens and ensure hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and mitigation of bacterial resistance. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE products into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2025, Form 10-Q for the fiscal first quarter ended October 31, 2025, and Form 10-Q for the fiscal second quarter ended January 31, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

619-596-8600

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2026	July 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$198,000	$334,000
Accounts receivable	252,000	474,000
Inventories, net	244,000	141,000
Restricted cash	75,000	75,000
Prepaid expenses	10,000	23,000
Total current assets	779,000	1,047,000
Property, plant and equipment, net	9,000	11,000
Total assets	$788,000	$1,058,000
Liabilities and stockholders’ deficiency
Current liabilities
Accounts payable	$767,000	$784,000
Convertible notes payable to related parties, current	2,139,000	—
Accrued liabilities	149,000	154,000
Total current liabilities	3,055,000	938,000

Convertible notes payable to related parties, non-current	4,006,000	5,236,000
Total liabilities	7,061,000	6,174,000
Commitments and contingencies
Stockholders’ deficiency
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000,000 shares authorized, 111,886,473 shares issued and outstanding at January 31, 2026, and July 31, 2025	1,119,000	1,119,000
Additional paid-in capital	132,851,000	132,759,000
Accumulated deficit	(140,243,000)	(138,994,000)
Total stockholders’ deficiency	(6,273,000)	(5,116,000)
Total liabilities and stockholders’ deficiency	$788,000	$1,058,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Net product sales	$1,150,000	$946,000	$443,000	$391,000
Royalty revenue	2,000	1,000	1,000	—
Total revenue	1,152,000	947,000	444,000	391,000
Cost of goods sold	464,000	395,000	206,000	164,000
Gross profit	688,000	552,000	238,000	227,000
Operating costs and expenses
Selling, general and administrative	1,590,000	1,752,000	847,000	871,000
Research and development	160,000	152,000	74,000	81,000
Total operating costs and expenses	1,750,000	1,904,000	921,000	952,000
Loss from operations	(1,062,000)	(1,352,000)	(683,000)	(725,000)
Other income (expense)
Other income (expense), net	8,000	(3,000)	(1,000)	(3,000)
Interest expense, net	(195,000)	(132,000)	(101,000)	(70,000)
Total other income (expense)	(187,000)	(135,000)	(102,000)	(73,000)
Net loss	$(1,249,000)	$(1,487,000)	$(785,000)	$(798,000)
Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,886,473	111,856,473	111,886,473	111,856,473